Exhibit 14.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of Federated Equity Funds and the
Shareholders of Capital Appreciation Fund:


We consent to the use of our report dated December 27, 2007 for Federated Capital Appreciation Fund incorporated herein by reference and to the references to our firm under the caption "Financial Highlights".

                                  /s/ KPMG LLP

Boston, Massachusetts
February 22, 2008